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                                                                   EXHIBIT 21.01

                                THE 3DO COMPANY

                         SUBSIDIARIES OF THE REGISTRANT

           LEGAL NAME OF SUBSIDIARY                     JURISDICTION OF INCORPORATION
----------------------------------------------------------------------------------------------
                The 3DO Company                                  California
                Studio 3DO K.K.                                     Japan
               3DO Europe, Ltd.                                United Kingdom

     All subsidiaries of the Registrant are wholly owned and conduct business under their legal names.